UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024

RADIANT LOGISTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Triton Towers Two 700 S. Renton Village Place Seventh Floor
Renton, Washington		98057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 462-1094

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	RLGT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.05. Material Cybersecurity Incidents

On or about March 14, 2024, through its information technology systems monitoring tools, Radiant Logistics, Inc. (the “Company”) detected what was determined to be the initial stages of a cybersecurity incident related to its Canadian operations. Upon detection, the Company immediately initiated its incident response and business continuity protocols and began taking measures to disrupt the unauthorized activity. As part of its process to address the incident, the Company proactively took measures to isolate its Canadian operations from the rest of its network and engaged the services of cybersecurity and forensics professionals to further assess, contain and remediate the incident. While the incident in combination with the Company’s security protocols have caused service delays for customers in Canada, systems recovery efforts are in process and the Company currently estimates those efforts to be largely complete in the coming week. The Company’s U.S. and other international operations have continued without disruption throughout this process in all material respects.

While the investigation is ongoing, as of the date of this filing, the incident has not had a material impact on the Company’s overall operations, and the Company has not determined the incident is reasonably likely to materially impact the Company's financial conditions or results of operations.

Cautionary Note Regarding Forward Looking Statements

This Form 8-K contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s current expectations concerning the resolution of this cybersecurity incident and its impact on the Company’s business, operations or financial results. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed above and in Part I, Item 1A. While the early stages of the Company’s investigation lead management to reasonably believe that the Company’s cybersecurity defensive measures may have been successful in limiting the scope of the cyber incident, there can be no assurances to that effect. As the incident has just recently occurred, and the Company’s investigation is in its early stages, the Company cannot be certain that the disruption of this incident will not spread to other regions of the Company outside of Canada; nor can the Company predict whether the disruptions in Canada will not have a longer-term adverse impact on customers in Canada or across the Company’s broader regions of coverage, or whether, despite its current cybersecurity insurance coverage, the Company will be caused to incur substantial expenses or pay ransom in response to this incident; in which case the impact of the incident could have a material adverse effect upon the Company’s financial results and overall operations. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Radiant Logistics, Inc.

Date:	March 20, 2024	By:	/s/ Todd Macomber
Todd Macomber Senior Vice President and Chief Financial Officer